, 2019
Exhibit 99.1
LIBERTY LATIN AMERICA LTD. ANNOUNCES FINAL RESULTS OF RIGHTS OFFERING
Denver, Colorado – October 1, 2020: Liberty Latin America Ltd. (“Liberty Latin America”) (Nasdaq: LILA and LILAK, OTC Link: LILAB) announced today the final results of its rights offering, which was fully subscribed and expired in accordance with its terms at 5:00 p.m., New York City time, on September 25, 2020. In the rights offering, Liberty Latin America received validly exercised basic subscription requests amounting to approximately 96.7% of the 49,049,073 Class C common shares to be issued in the rights offering (which was the aggregate number of Class C common shares available for subscription in the rights offering, inclusive of the additional Class C common shares available for subscription as a result of rounding fractional rights up to the nearest whole right). As a result of the high level of basic subscription, only 1,635,761 Class C common shares were available to fill validly exercised oversubscription requests. The remaining Class C common shares available for issuance pursuant to validly exercised oversubscription requests will be allocated pro rata based on the number of rights underlying such rightsholders’ basic subscription privilege. There is no single proration factor for this allocation due to the process by which the subscription agent allocates the remaining Class C common shares, which involves multiple rounds of proration among the validly oversubscribing rightsholders. Liberty Latin America expects to receive gross proceeds from the rights offering of approximately $350 million, before expenses. The net proceeds from the rights offering will be used to finance acquisitions, including Liberty Latin America’s recently announced Telefonica-Costa Rica Acquisition, and for general corporate purposes.

Liberty Latin America expects the subscription agent to distribute the Class C common shares purchased in the rights offering on or about October 2, 2020. Liberty Latin America expects the subscription agent to distribute refunds for unfulfilled oversubscriptions of DTC participants on or about October 2, 2020 and to mail refund checks for unfulfilled oversubscriptions of registered holders on or about October 6, 2020. Any beneficial owner that exercised rights through a broker, dealer or nominee should contact such broker, dealer or nominee regarding when such beneficial owner should expect to receive their Class C common shares or refunds for unfulfilled oversubscriptions. It is expected that checks for the proceeds from the sale of rights by the subscription agent will be distributed beginning on October 6, 2020.

FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the rights offering, including expectations regarding the timing of Liberty Latin America’s receipt of the proceeds from the rights offering, the distribution of the Class C common shares and the distribution of refunds for unfulfilled oversubscriptions, and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date of this press release, and Liberty Latin America expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Latin America’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Latin America, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Latin America and about the risks and uncertainties related to Liberty Latin America’s business which may affect the statements made in this press release.

Investor Relations:                    Media Relations:

Kunal Patel ir@lla.com         Claudia Restrepo     llacommunications@lla.com